Exhibt 1.1

UNDERWRITING AGREEMENT

between

TAC ACQUISITION CORP.

and

WEDBUSH MORGAN SECURITIES INC.

Dated:                     , 2005

TAC ACQUISITION CORP.

UNDERWRITING AGREEMENT

                    , 2005

Wedbush Morgan Securities Inc.

As Representative of the several Underwriters

1000 Wilshire Boulevard, 10th floor

Los Angeles, California 90017-2465

Dear Sirs:

The undersigned, TAC Acquisition Corp., a Delaware corporation (“Company”), hereby confirms its agreement with Wedbush Morgan Securities Inc. (being referred to herein variously as “you,” “Wedbush” or the “Representative”) and with the other underwriters named on Schedule I hereto for which Wedbush is acting as Representative (the Representative and the other Underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.    Purchase and Sale of Securities.

1.1    Firm Securities.

1.1.1    Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 20,000,000 units (the “Firm Units”) of the Company, at a purchase price (net of discounts and commissions, but excluding the nonaccountable expense allowance set forth in Section 3.8.2 hereof) of $5.64 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I hereto and made a part hereof at a purchase price (net of discounts and commissions, but excluding the nonaccountable expense allowance set forth in Section 3.8.2 hereof) of $5.64 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $6.00 per Firm Unit. Each Firm Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants (the “Warrant(s)”). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) unless the Representative informs the Company of its decision to allow earlier separate trading, but in no event will the Representative allow separate trading until an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering has been prepared and filed with a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”). Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $5.00 during the period commencing on the later of the consummation by the Company of its “Business Combination” (as defined below) or one year from the Effective Date of the Registration Statement and terminating on the five-year anniversary of the Effective Date. “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar type of business combination, of one or more operating businesses in the technology-related sector having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the Company’s net assets at the time of such acquisition; provided, however, that any acquisition of multiple businesses shall occur contemporaneously with one another.

1.1.2    Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the third business day following the effective date of the Registration Statement (or the fourth business day following the effective date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units are called, collectively, the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day)

funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: the gross proceeds received for the Firm Units sold in the Offering, less 6% of such proceeds attributable to the Underwriters’ discounts and commissions as described herein, shall be deposited in the trust fund established by the Company for the benefit of the public stockholders as described in the Registration Statement (the “Trust Fund”) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) provided, however, that $1,150,00 of such proceeds, and the amount attributable to the nonaccountable expense allowance set forth in Section 3.7.2, shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing, such request to be made at least two business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least two business days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

1.2    Over-Allotment Option.

1.2.1    Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase, collectively, up to an additional 3,000,000 units from the Company (the “Over-allotment Option”). Such additional 3,000,000 units are hereinafter referred to as the “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof. In the event and to the extent that the Underwriters shall exercise the Over-allotment Option, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company that portion of the number of Option Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Firm Units which such Underwriter is obligated to purchase as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the maximum number of Firm Units that all of the Underwriters are obligated to purchase hereunder. The Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.”

1.2.2    Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised in whole or in part by the Representative at any time within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the aggregate number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than ten business days after the date of the notice, unless another time shall be agreed upon by the Company and the Representative in writing, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative in writing. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3    Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable to the Trust Fund at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company, in writing, upon delivery to you of certificates representing such securities (or through the facilities of the DTC) for the account of the Underwriters. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than two business days prior to such Closing Date.

1.3    Purchase Option. The Company hereby agrees to issue and sell to the Representative on the Effective Date an option (the “Purchase Option”) for the purchase of 1,000,000 units (the “Representative’s Units”) for an aggregate purchase price of $100. The Purchase Option shall be in the form filed with the Registration Statement. The Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $7.50, which is equal to 125% of the initial public offering price of a Unit. The Representative’s Units, the Warrants included in the Representative’s Units (the “Representative’s Warrants”), the Common Stock included in the Representative’s Units and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Representative’s Securities will be identical to the Public Securities except that the Representative’s Warrants shall have an exercise price of $6.65. The Representative understands and agrees that the Purchase Option is subject to certain significant restrictions on transferas provided for in the agreement governing the terms of the Purchase Option.

2.    Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1    Filing of Registration Statement.

2.1.1    Pursuant to the Act. The Company has filed with the Commission a registration statement, on Form S-1 (File No. 333-123382), as may be amended from time to time (the “Initial Registration Statement”), including any related preliminary prospectus included in the Initial Registration Statement or filed pursuant to Rule 424(a) of the Securities Act of 1933, as amended (the “Act”) (“Preliminary Prospectus”), for the registration of the Public Securities and the Representative’s Securities under the Act. Except as the context may otherwise require, such Initial Registration Statement, as amended and on file with the Commission at the time such Initial Registration Statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein, all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations (as defined below)), and any registration statement filed to increase the size of the Offering pursuant to Rule 462(b) of the Regulations (a “Rule 462(b) Registration Statement”), are hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Regulations), is hereinafter called the “Prospectus.” The Initial Registration Statement has been declared effective by the Commission on the date hereof.

2.1.2    Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-            ) providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Public Securities. The registration of the Public Securities under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2    No Stop Orders, Etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order suspending the effectiveness of the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3    Disclosures in Registration Statement.

2.3.1    10b-5 Representation. Subject to the last sentence of this Section 2.3.1., (i) the Registration Statement and any further amendment thereto do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus and any further amendment or supplement thereto do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto (it being understood and agreed that the only such information is that described as such in Section 5.4 hereof).

2.3.2    Compliance with the Act. The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission thereunder (the “Regulations”). Each Preliminary Prospectus, at the time of filing thereof, conformed, in all material respects, with the requirements of the Act and the Regulations.

2.3.3    Disclosure of Agreements. Except as disclosed in the Prospectus and filed as exhibits to the Registration Statement, the Company is not a party to or otherwise bound by any material agreements, instruments or other documents. The description of the Warrant Agreement (as defined in Section 4.6.1(c) hereof) and the Trust Agreement contained in the Prospectus under the captions “Description of Securities” and “Proposed Business,” respectively, insofar as such descriptions constitute summaries of the material terms of such documents, is accurate and fairly presents the matters referred to therein, in each case, in all material respects.

2.3.4    Description of Public Securities. The description of the Public Securities contained in the Prospectus under the caption “Description of Securities,” insofar as such description constitutes a summary of the material terms of such Public Securities referred to therein, is accurate and fairly presents the matters referred to therein, in each case, in all material respects. The Company has an authorized capitalization that conforms to the description thereof contained in the Prospectus.

2.3.5    Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the formation of the Company, except as disclosed in the Prospectus.

2.3.6    Rule 419. The description of Rule 419 of the Regulations contained in the Prospectus under the caption “Proposed Business—Comparisons to offerings of blank check companies,” in so far as such description constitutes a summary of the legal matters referred to therein, is accurate, and fairly presents the matters referred to therein, in each case, in all material respects.

2.4    Changes After Dates in Registration Statement.

2.4.1    No Material Adverse Change. Since the respective dates as of which information is given in the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business of the Company (including the resignation as a director or officer by or the filing for bankruptcy by Jonathan Cohen or Saul Rosenthal) (“Material Adverse Change”), and (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement.

2.4.2    Recent Securities Transactions, Etc. Subsequent to the respective dates as of which information is given in the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5    Independent Accountants. To the best of the Company’s knowledge, Eisner LLP (“Eisner”), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations. Eisner has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6    Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Prospectus, fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the period to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”).

2.7    Due Incorporation; Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not result in a material adverse effect on the Company’s condition, financial or otherwise, business or operations (including the resignation as a director or officer by or the filing for bankruptcy by Jonathan Cohen or Saul Rosenthal) (“Material Adverse Effect”).

2.8    Outstanding Capital Stock. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.9    Registration Rights of Third Parties. Except as set forth in the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10    Issuance of Public Securities. The Public Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable. The issuance of the Public Securities will not be subject to any preemptive or similar contractual rights granted by the Company. When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants will be enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally, (ii) as such enforceability may be limited by an implied covenant of good faith and fair dealing, (iii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws or principles of public policy, (iv) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (v) as such enforceability may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.11    Due Authorization; Validity and Binding Effect of Agreements.

2.11.1    Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

2.11.2    Other Agreements. The Warrant Agreement and the Trust Agreement have been duly authorized by the Company and, when executed and delivered, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally, (ii) as such enforceability may be limited by an implied covenant of good faith and fair dealing, (iii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws or principles of public policy, (iv) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (v) as such enforceability may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.12    No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement and the Trust Agreement, the consummation by the Company of the transactions contemplated herein, therein and in the Prospectus (including the issuance and sale of the Public Securities and the use of proceeds from such sale as described in the Prospectus) and the compliance by the Company with the terms hereof and thereof do not and will not, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default, with or without the giving of notice or the lapse of time or both, under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement, (ii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its properties or business.

2.13    No Consents. No consent, authorization or order of, and no filing with, any court, government agency or other government body is required for the issuance and sale of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement and the Trust Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

2.14    No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not (i) in violation of any term or provision of its Certificate of Incorporation or Bylaws or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, which in the case of this clause (ii) would result in a Material Adverse Effect.

2.15    Ownership. Except as set forth in the Prospectus, the Company owns no real property, has no leasehold interests in any real property, and has no personal property that is, in each case, material to the operations, financial condition or business of the Company.

2.16    Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against the Company which has not otherwise been disclosed in the Prospectus and which would result in, if determined aversely to the Company, a Material Adverse Effect. Except as disclosed in the Prospectus, to the best of the Company’s knowledge, there are no third party claims against the Trust Fund.

2.17    Finder’s Fees. Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other payment in connection with the Offering.

2.18    Covenants Not to Compete. No employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially adversely affect his ability to be an employee, officer and/or director of the Company.

2.19    Investments. The Company is not and, after giving effect to the offering and sale of the Units, will not be an “investment company”, as such term if defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

2.20    Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity

2.21    Related Party Transactions. Other than as disclosed in the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus.

2.22    Operations. Prior to the Offering, the Company has had no operations other than organizational activities and other activities relating to the Offering.

3.    Covenants of the Company. The Company covenants and agrees as follows:

3.1    Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2    Federal Securities Laws.

3.2.1    Compliance. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, it shall otherwise be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2    Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations. If the Company elects to rely on Rule 462(b) of the Regulations, the Company shall file a Rule 462(b) Registration Statement by 10:00 P.M., New York time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Regulations.

3.3    Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, to the extent the Public Securities are not otherwise exempt from such state securities laws, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market making activities in respect of the Public Securities, (ii) the date on which the Public Securities become “covered securities” under Section 18 of the Act, and (iii) the date of the liquidation of the Company (the period from the Effective Date to such earliest date, the “Blue Sky Compliance Period”), in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction to permit the continuation of sales or dealings in the Public Securities.

3.4    Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you one original executed Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5    Effectiveness and Events Requiring Notice to the Representative. The Company will use its reasonable best efforts to cause the Registration Statement to remain effective until distribution of the Public Securities is complete and will notify, in writing, the Representative promptly after it receives notice thereof (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event described in Section 3.2.1 hereof. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will use its reasonable best efforts to obtain promptly the lifting of such order.

3.6    Secondary Market Trading and Standard & Poor’s. During the Blue Sky Compliance Period, (i) the Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions until the expiration of the Blue Sky Compliance Period, or if earler, until five years from the consummation of a Business Combination; (ii) promptly after the consummation of the Offering, the Company shall take such steps as may be reasonably necessary to obtain a secondary market trading exemption for the Company’s securities in the State of California; and (iii) the Company shall also take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

3.7    Reports to the Representative.

3.7.1    Periodic Reports, Etc. To the extent not otherwise available via the internet or other electronic medium, during a period of five years from the Effective Date, the Company shall furnish the Representative copies of all reports or other communications (financial or other) furnished to the holders of the Public Securities, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request.

3.7.2    Transfer Sheets. During the Blue Sky Compliance Period, the Company shall retain a transfer and warrant agent reasonably acceptable to the Representative (“Transfer Agent”) and will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. The Underwriters acknowledge that The Bank of New York is an acceptable Transfer Agent.

3.8    Payment of Expenses.

3.8.1    General Expenses Related to the Offering. The Company hereby agrees to pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Public Securities, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of preparing, printing and mailing the “Preliminary Blue Sky Memorandum,” and all amendments and supplements thereto, the preparation of the Secondary Market Trading Survey (as defined below), and the reasonable fees and disbursements of Cooley Godward LLP (“CG”) related thereto; provided that the Company shall not be required to reimburse the Representative or CG for any amounts under this clause (iii) in excess of $50,000, (iv) filing fees, costs and expenses (excluding fees and disbursements for the Representative’s counsel other than as set forth in subparagraph (iii) above) incurred in registering the Offering with the NASD and the Commission, (v) fees and disbursements of the transfer and warrant agent, and (vi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 3.8.1. For the avoidance of doubt, nothwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to pay or reimburse the Representative or CG, either individually or collectively, pursuant to this Section

3.8.1 for any amount in excess of an aggregate of $50,000; provided, that neither CG nor any of the Underwriters shall ever be responsible for any expenses related to matters set forth in clauses (i), (ii), (iv) and (v).

3.8.2    Nonaccountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.8.1 hereof, on the Closing Date, it will pay to the Representative a nonaccountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Units, by deduction from the proceeds of the Offering contemplated herein.

3.9    [RESERVED]

3.10    Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the eighteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.11    [RESERVED]

3.12    Stabilization. Except with respect to the transactions contemplated by the Warrant Commitment Purchase Letters, the Company will not, and will use its best efforts to cause its employees, directors or stockholders not to, take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities, in any case, that is in violation of the Exchange Act.

3.13    Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.14    NASD. During the period of the distribution of the Public Securities, the Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

3.15    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Public Securities in accordance with the statements made under the caption “Use of Proceeds.”

3.16    [RESERVED]

3.17    Company Lock-Up. The Company shall not issue any securities or incur any debt except in connection with a Business Combination. The Company hereby agrees that until the earlier of the consummation of a Business Combination or the distribution of the Trust Fund, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock that participate in any manner in the Trust Fund or vote as a class with the Common Stock on a Business Combination as contemplated in the Prospectus.

3.18    No amendment to Organizational Documents. The Company shall not amend or otherwise modify its Certificate of Incorporation, Bylaws or board committee charters prior to the Closing.

4.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1    Regulatory Matters.

4.1.1    Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

4.1.2    No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted.

4.2    Company Counsel Matters.

4.2.1    Closing Date Opinion of Counsel. On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Sutherland Asbill & Brenner LLP (“SAB”), counsel to the Company, dated as of the Closing Date or the Option Closing Date, as the case may be,, addressed to the Representative and substantially in the form attached hereto as Exhibit A.

4.2.2    Reliance. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Representative if requested.

4.3    Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to CG from Eisner dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i)    Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)    Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii)    Stating that, on the basis of a limited review which included a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the March 14, 2005 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from March 14, 2005 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

(iv)    Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

(v)    Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)    Stating that they have not since the organization of the Company brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii)    Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4    Officers’ Certificates.

4.4.1    Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, (i) the Company shall have performed, in all material respects, all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, (ii) the conditions set forth in Section 4.5 hereof shall not have occurred as of such date, (iii) as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and (iv) the Representative shall have received a certificate of the Company signed by the Chief Executive Officer and the President of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to such effect. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2    Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Bylaws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5    No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) since the respective dates as of which information is given in the Prospectus, except as otherwise specifically contemplated therein, (a) there has been no Material Adverse Change, (b) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (c) no member of the Company’s management has resigned from any position with the Company, and (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to result in a Material Adverse Effect, except as set forth in the Prospectus.

4.6    Delivery of Agreements.

4.6.1    Closing Date Deliveries by the Company. On the Closing Date, the Company shall have delivered to the Representative executed copies of the following agreements:

(a)    Trust Agreement. The Trust Agreement substantially in the form filed with the Registration Statement as Exhibit 10.5;

(b)    Purchase Option. The Purchase Option granted to the Representatives in the form filed with the Registration Statement as Exhibit 4.5;

(c)    Warrant Agreement. A Warrant Agreement by and between the Company and The Bank of New York.

4.6.2    Closing Date Deliveries by the Initial Stockholders. On the Closing Date, the Initial Stockholders shall have delivered to the Representative executed copies of the following agreements:

(a)    Lock up Agreements. Lockup agreements between each Initial Stockholder and the Representative in the form filed with the Registration Statement as Exhibit 10.3.

(b)    Insider Letters. Letter agreements between Initial Stockholder and the Company in the forms filed with the Registration Statement as Exhibits 10.1 and [    ].

(c)    Warrant Purchase Commitment Letters. The Warrant purchase commitment letter in the form filed with the Registration Statement as Exhibit 10.8, executed by Charles Royce.

4.7    Opinion of Counsel for the Underwriters. You shall have received from CG a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, CG shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

4.8    Secondary Market Trading Survey. On the Closing Date, the Representative shall have received a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty states from CG (the “Secondary Market Trading Survey”); provided, that the Representative shall have used commercially reasonable efforts to cause the delivery of such report on or prior to the Closing Date.

5.    Indemnification.

5.1    Indemnification of Underwriters.

5.1.1    General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented), or (ii) any application or notice filing or any related written communication, in each case, which has been (a) previously reviewed and approved in writing by the Company’s chief executive officer or president, (b) filed with or otherwise submitted to any governmental agency or body pursuant to Section 3.3 of this Agreement and (c) executed by the Company or prepared and filed or submitted at the request of the Company (in this Section 5 collectively called “application”); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable hereunder to the extent such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be (it being understood and agreed that the only such information is that described as such in Section 5.4 hereof). With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2    Procedure. If any action is brought against an Underwriter, or a controlling person in respect of which indemnity may be sought against the Company pursuant to Sections 5.1.1 or 5.1.2 hereof, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses; provided, that the failure to give such notice shall not relieve the Company from any liability it may have under Sections 5.1.1 or 5.1.2 hereof, except to the extent the Company has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure and; provided further, that the failure to notify the Company shall not relieve the Company from any liability that it may have to an indemnified party as determined under Sections 5.1.1 or 5.1.2 hereof. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to take charge of the defense of such action within a reasonable period of time, or (iii) such indemnified party or parties shall have been advised by counsel that there is an actual conflict between the parties as to such defenses, in which case the reasonable fees and expenses of not more than one additional firm of attorneys selected by, collectively, the Underwriter and controlling person shall be borne by the Company.

5.2    Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application (it being understood and agreed that the only such information is that described as such in Section 5.4 hereof). In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.3 hereof.

5.3    Contribution.

5.3.1    Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 (“Indemnified Party”) makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, or (iii) if the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under Subsections 5.1 and 5.2 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then, and in each such case, the indemnifying parties (as defined below) shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by this Section 5 incurred by the indemnified parties in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 5.1.3 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.1.3 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.1.3. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5.1.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2    Contribution Procedure. Promptly after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“indemnifying party”), notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies an indemnifying party or its representative of the commencement thereof within the aforesaid fifteen days, the indemnifying party will be entitled to participate therein with the notifying party and any other Indemnifying party similarly notified. Any such indemnifying party shall not agree to a settlement or compromise of, or consent to entry of judgment with respect to, any claim, action or proceeding effected by such party without the written consent of each indemnified party unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action, claim or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

5.4    Information Provided by Underwriters. [It is agreed that the only information supplied by the Underwriters (the “Underwriter Information”) in writing for use in the Registration Statement, the Preliminary Prospectus or the Prospectus is set forth in (A) the table immediately under the first paragraph under the heading “Underwriting,” (B) the first paragraph under the heading “Underwriting – Pricing of Securities” and (C) the second sentence of the first paragraph, under the heading “Underwriting – Regulatory Restrictions on Purchase of Securities.” The Company has not omitted from the Prospectus any Underwriter Information, the inclusion of which was requested by the Underwriters in a written communication referencing this Section 5.4.]

6.    Default by an Underwriter.

6.1    Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the over-allotment option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2    Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties reasonably satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.8 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3    Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Public Securities.

7.    Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the

Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the several Underwriters.

8.    Effective Date of This Agreement and Termination Thereof.

8.1    Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

8.2    Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted general securities markets in the United States; (ii) if any material governmental restrictions have been imposed on trading in securities in general, (iii) if the Congress of the United States or any state legislative body approves or enacts any act or measure, or any governmental body, any authoritative accounting institute or board or any governmental executive adopts or proposes to adopt any order, rule, legislation or regulation that the Representative reasonably believes could reasonably be expected, individually or in the aggregate, to have a material adverse impact on the market for the Public Securities, (iv) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, (v) if the United States shall have become involved in a new war or a material increase in major hostilities, (vi) if a banking moratorium has been declared by a New York State or federal authority, and (vii) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, which, in the Representative’s judgment (or the reasonable judgment in the case of clauses (i) or (v) above) would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3    Expenses. Notwithstanding any contrary provision contained in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company and each of the Underwriters, including the Representative, agree that each such party shall bear its own respective costs and expenses and no payment or reimbursement, or claim in respect thereof, shall be made or claimed hereunder, including under Section 3.8 hereof.

8.4    Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement after the Closing Date, the provisions of Section 5 hereof shall not be in any way effected by such election or termination.

9.    Miscellaneous.

9.1    Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing:

If to the Representative:

Wedbush Morgan Securities Inc.

1000 Wilshire Boulevard, 10th floor

Los Angeles, California 90017-2465

Attn:    Steve Horkay, Vice President

Copy to:

Cooley Godward LLP

One Maritime Plaza, 20th Floor

San Francisco, California 94111-2580

Attn:    Kenneth L. Guernsey

If to the Company:

TAC Acquisition Corp.

8 Sound Shore Drive, Suite 255

Greenwich, Connecticut 06830-7259

Attn:    Jonathan H. Cohen

Copy to:

Sutherland Asbill & Brenner LLP

1275 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2415

Attn:    Steven B. Boehm

9.2    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3    Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4    Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5    Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

9.6    Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the Underwriters irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the Underwriters irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the Underwriters agree that service of process at each parties respective addresses as provided for in this Section 9 above shall be deemed effective service of process on such party. The Company and the Underwriters agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.7    Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

9.8    Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between each of the Underwriters and the Company. Please execute one signature page for each of the Company, the Representative and their respective counsel. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to authority set forth in an Agreement Among Underwriters, the form of which shall be made available to the Company upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, TAC ACQUISITION CORP.

By:
	Name:	Jonathan H. Cohen
	Title:	Chief Executive Officer

Accepted on the date first

above written.

WEDBUSH MORGAN SECURITIES INC.

OPPENHEIMER & CO INC.

BREAN MURRAY & CO., INC.

RAMIUS SECURITIES, LLC

EARLYBIRDCAPITAL, INC.

By: WEDBUSH MORGAN SECURITIES INC., for themselves and

as the Representative of the underwriters set forth above.

By:
	Name:	Mark J. Salter
	Title:	Managing Director—Head of Investment Banking

SCHEDULE I

TAC ACQUISITION CORP.

20,000,000 Units

Underwriter	Number of Firm Units to be Purchased
Wedbush Morgan Securities Inc.	[ ]
Oppenheimer & Co. Inc.	[ ]
Brean Murray & Co., Inc.	[ ]
Ramius Securities, LLC	[ ]
EarlyBirdCapital, Inc.	[ ]